Exhibit 99.1(b)

                       Long Beach Mortgage
                             Company


                      OFFICERS CERTIFICATE
                 ANNUAL STATEMENT OF COMPLIANCE

               MORTGAGE PASS-THROUGH CERTIFICATES
                RESIDENTIAL MORTGAGE LOANS SERIES
               1996-1, 1996-2, 1996-3, AND 1996-4

IN ACCORDANCE WITH THE APPROPRIATE SECTION OF THE ABOVE CAPTIONED
POOLING AND SERVICING AGREEMENTS, I, PATRICIA L. WAYMAN, AND
SHAWNA R. OGILVIE OF LONG BEACH MORTGAGE COMPANY, (THE
"SERVICER") HEREBY CERTIFIY:

(i)  A REVIEW OF THE ACTIVITIES OF THE SERVICER DURING THE
     PRECEDING CALENDAR YEAR, AND OF PERFORMANCE UNDER THESE
     AGREEMENTS HAVE BEEN MADE UNDER OUR SUPERVISION.

(ii) TO THE BEST OF OUR KNOWLEDGE, BASED ON SUCH REVIEW, THE
     SERVICER HAS FULFILLED ALL ITS OBLIGATIONS UNDER THESE AGREEMENTS THROUGHOUT SUCH YEAR.

CERTIFIED THIS 18TH DAY OF MARCH, 1997.



BY: \s\ PATRICIA L. WAYMAN
       PATRICIA L. WAYMAN
       PRESIDENT

BY: \s\ SHAWNA R. OGILVIE
       SHAWNA R. OGILVIE
       VICE PRESIDENT